EDUCATION REALTY TRUST CLOSES $222 MILLION FANNIE MAE CREDIT FACILITY
- Extends $100 Million Corporate Credit Facility-

MEMPHIS, Tenn., January 5, 2009 -- Education Realty Trust, Inc., (NYSE:EDR) today announced the closing of a $222 million secured credit facility with Red Mortgage Capital, Inc., a Fannie Mae DUS(R) lender on December 31, 2008.  The Company has drawn approximately $198 million in initial loans under the facility which was used to retire $185 million of secured first mortgage debt that was due to mature in July 2009, to reduce its corporate revolving credit facility, and provide for other corporate working capital needs.  The Company expects to recognize an approximate $4 million loss on the early retirement of debt in the fourth quarter of 2008, mostly related to defeasance and other transaction costs.

The initial loans consist of fixed rate loans of approximately $16 million, $72 million, and $60 million with maturities of five, seven, and ten-year terms, respectively.  The average annual fixed interest rate is approximately 6.01%.    The facility also provided five-year variable interest rate loans based on 30-day LIBOR totaling approximately $50 million. The variable loans are currently priced at 3.82% per annum.

Separately, the Company also announced today that it has received an extension of its $100 million secured revolving credit facility with KeyBank.  The Company meets the extension requirements and has exercised its option to extend the maturity date until March 30, 2010, under existing terms.  The remaining commitment availability under the revolving credit facility as of December 31, 2008 is approximately $65 million.

Randy Brown, Education Realty Trust’s Chief Financial Officer, stated, “We believe the execution of this new facility validates that reasonably-priced debt is available for high-quality student housing assets.  We were able to close on the Fannie Mae facility at attractive interest rates and favorable terms, eliminating a majority of the Company’s debt maturity risk in 2009.  The extension of our corporate line of credit until March of 2010 is also a positive step toward strengthening our capital position.  Furthermore, we continue to work towards securing additional financing for the remainder of our property debt which does not mature until December 2009. ”

About Education Realty Trust

Education Realty Trust, Inc. (NYSE:EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the United States. The Company has ownership and management interests in 65 properties with 38,143 beds in a total of 21 states.  For more information please visit the Company's web site at www.educationrealty.com.

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Statements about the company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our annual report on Form 10-K and our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Contact:
Brad Cohen or Ken Avalos
ICR, LLC
203-682-8211 or 203-682-8341
bcohen@icrinc.com or ken.avalos@icrinc.com.